Exhibit 99.1

Interval Leisure Group Reports Second Quarter 2010 Results

MIAMI, August 5, 2010 (Businesswire) — Interval Leisure Group (Nasdaq:IILG) (“ILG”) today announced results for the three months ended June 30, 2010.

SECOND QUARTER 2010 HIGHLIGHTS

•                                          ILG generated diluted earnings per share of $0.20.

•                                         Consolidated EBITDA increased 5.2% and Interval segment EBITDA increased by 7.6%, compared to 2009.

•                                          The Interval segment delivered revenue of $87.2 million; average revenue per member increased 3.5% over 2009.

•                                          Free cash flow was $51.1 million for the first six months of 2010.

“With earnings per share over 30% higher than 2009, ILG reported a strong quarter that reflects our team’s focus on execution and cost containment.  Enhanced member engagement drove an increase in average revenue per member for the Interval segment while Aston showed positive signs of recovery with improved occupancy and RevPAR in Hawaii during the second quarter,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Overall, we are pleased with the second quarter 2010 results and our 24% year-over-year increase in free cash flow for the first six months of the year.”

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

Metrics	Three Months Ended 6/30/10	Three Months Ended 6/30/09	Quarter Over Quarter Change
Revenue	$101.6	$100.6	1.0%
Interval revenue	$87.2	$86.9	0.3%
Aston revenue	$14.4	$13.7	5.5%
Gross profit	$70.1	$68.3	2.6%
Net income attributable to common stockholders	$11.3	$8.6	31.6%
Diluted EPS	$0.20	$0.15	33.3%
EBITDA*	$38.6	$36.7	5.2%

Balance sheet data	As of 6/30/10	As of 12/31/09
Cash and cash equivalents	$188.1	$160.0
Debt	$376.4	$395.3

Cash flow data	Six Months Ended 6/30/10	Six Months Ended 6/30/09
Net cash provided by operating activities	$59.3	$48.4
Free cash flow*	$51.1	$41.1

* “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results

Second Quarter 2010 Consolidated Operating Results

Consolidated revenue for the second quarter ended June 30, 2010 was $101.6 million, comparable to $100.6 million for the second quarter of 2009. Consolidated revenue was comprised of 86% and 14% from Interval and Aston, respectively.

Net income attributable to common stockholders for the three months ended June 30, 2010 was $11.3 million, an increase of 31.6% from net income attributable to common stockholders of $8.6 million for the same period of 2009.  Diluted earnings per share were $0.20 compared to diluted earnings per share of $0.15 for the same period of 2009.

EBITDA was $38.6 million for the quarter ended June 30, 2010, compared to EBITDA of $36.7 million for the same period of 2009, representing an increase of 5.2%.

Business Segment Results

Interval

Interval’s revenue for the three months ended June 30, 2010, was $87.2 million, increasing 0.3% over the comparable period in 2009.  Membership fee revenue was

$32.4 million, a decrease of 2.0% from the same period of 2009.  Transaction revenue for the second quarter of 2010 was $48.3 million, an increase of 1.3% when compared to the same period of 2009. Total active members at June 30, 2010 were approximately 1.8 million, a decrease of 3.6% over total active members of approximately 1.9 million at June 30, 2009.  The year-over-year decrease was primarily due to fewer new members entering the Interval Network at the developer point of sale.

Average revenue per member for the second quarter of 2010 increased 3.5% to $45.51 from the second quarter of 2009. The increase in average revenue per member was largely attributable to an increase in transaction revenue per member due to increases in Getaway related revenue.

Interval’s EBITDA was $38.3 million in the second quarter representing an increase of 7.6% over the segment’s EBITDA of $35.6 million in the second quarter of 2009. This increase was due primarily to a $2.2 million increase in gross profit and, excluding non-cash compensation expense, decreases of $0.3 million in selling and marketing expenses and $0.2 million in general and administrative expenses. The decrease in general and administrative expenses was favorably impacted by operating net gains of $0.9 million in foreign currency remeasurements primarily related to our Euro-denominated Value Added Tax liabilities.

Interval segment revenue and EBITDA in constant currency for the second quarter of 2010 was up insignificantly from actual results.

Aston

Aston’s revenue for the three months ended June 30, 2010 was $14.4 million, an increase of 5.5% from the comparable period of 2009 primarily due to an increase of $1.3 million, or 14.2%, in pass-through revenue (defined below).  Aston revenue for the second quarter included $10.1 million of pass-through revenue.  Management fee revenue for the second quarter of 2010 was $4.3 million, a decline of 10.4% from the second quarter of 2009.

The decrease in Aston management fee revenue was primarily driven by a reduction in revenue per available room (“RevPAR”). RevPAR for the quarter ended June 30, 2010 was $81.24 compared to $83.85 for the same period in 2009, a decline of 3.1%.  Lower average daily rate and a slight decrease in occupancy, led to the reduction in RevPAR.

For Aston’s managed properties in Hawaii, RevPAR for the second quarter of 2010 increased 2.6% from the comparable period of 2009 to $86.03, primarily due to an increase in occupancy partly related to a decrease in available room nights, partially offset by lower average daily rate.

Aston reported EBITDA of $0.2 million in the second quarter of 2010, a decrease of 76.1% from EBITDA of $1.0 million in the prior year period.  The Aston segment was adversely impacted by reduced management fee revenue attributable to lower RevPAR and ramp-up and seasonality related to mainland properties that Aston began adding to the business in the fourth quarter of 2009.

Capital Resources and Liquidity

As of June 30, 2010, ILG’s cash and cash equivalents totaled $188.1 million, compared to $160.0 million as of December 31, 2009.  The Company’s total debt outstanding, which was incurred in connection with the spin-off from IAC, was $376.4 million, net of unamortized bond discount, as of June 30, 2010.  During the second quarter, the Company made a $10.0 million voluntary prepayment of principal on its term loan.

For the first six months of 2010, ILG’s capital expenditures totaled $8.2 million, or 3.8% of revenue, net cash provided by operating activities was $59.3 million and free cash flow (defined below) was $51.1 million. Total interest paid, net of amounts capitalized, during the six-month period was $15.5 million.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentation of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies, however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the second quarter 2010, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 322-1501 (toll-free domestic) or (706) 679-2585 (international); conference ID: 88787975 or password: Interval.  Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at www.iilg.com. The replay can be accessed at (800) 642-1687 (toll-free domestic) or (706) 645-9291 (international); conference ID: 88787975. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry.

Its principal business segment, Interval, has been serving the vacation ownership market for more than 34 years. Interval operates mainly through Interval International, a membership-based organization that offers a comprehensive array of year-round benefits, including the opportunity to exchange the use of shared ownership vacation time. Today, Interval’s primary vacation network comprises more than 2,500 resorts in over 75 nations. Through offices in 14 countries, Interval offers high-quality products and benefits to resort clients and approximately 2 million families who are enrolled in various membership programs.

ILG’s other business segment is Aston which traces its roots in lodging back 60 years. Through a portfolio of approximately 5,000 units, Aston Hotels & Resorts and Maui Condo and Home provide hotel and resort management and vacation rental services to vacationers and property owners primarily in the Hawaiian Islands.

ILG is headquartered in Miami, Florida, and has more than 2,500 employees worldwide.

More information about the Company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for or insolvency of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue	$101,602	$100,569	$215,440	$213,495
Cost of sales	31,522	32,285	65,703	66,060
Gross profit	70,080	68,284	149,737	147,435
Selling and marketing expense	13,125	13,410	26,656	26,528
General and administrative expense	20,931	20,453	43,221	41,878
Amortization expense of intangibles	6,575	6,485	13,150	12,961
Depreciation expense	2,601	2,494	5,049	4,657
Operating income	26,848	25,442	61,661	61,411
Other income (expense):
Interest income	125	208	203	597
Interest expense	(9,170)	(9,470)	(18,184)	(18,935)
Other income (expense), net	441	(2,240)	(293)	(830)
Total other expense, net	(8,604)	(11,502)	(18,274)	(19,168)
Earnings before income taxes and noncontrolling interest	18,244	13,940	43,387	42,243
Income tax provision	(6,927)	(5,337)	(16,657)	(16,804)
Net income	11,317	8,603	26,730	25,439
Net loss (income) attributable to noncontrolling interest	3	1	3	(1)
Net income attributable to common stockholders	$11,320	$8,604	$26,733	$25,438

Earnings per share attributable to common stockholders:
Basic	$0.20	$0.15	$0.47	$0.45
Diluted	$0.20	$0.15	$0.46	$0.45
Weighted average number of common stock outstanding:
Basic	56,886	56,359	56,756	56,345
Diluted	57,735	56,861	57,585	56,716

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$188,105	$160,014
Deferred membership costs	14,534	14,433
Prepaid income taxes	5,485	5,221
Other current assets	72,013	67,080
Total current assets	280,137	246,748
Goodwill and intangible assets, net	606,041	619,191
Deferred membership costs	21,040	21,411
Other non-current assets	78,621	71,231
TOTAL ASSETS	$985,839	$958,581

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$9,341	$11,672
Deferred revenue	104,184	96,541
Current portion of long-term debt	4,721	—
Other current liabilities	67,886	66,074
Total current liabilities	186,132	174,287
Long-term debt, net of current portion	371,668	395,290
Deferred revenue	133,770	134,236
Other long-term liabilities	88,233	77,970
Redeemable noncontrolling interest	419	422
TOTAL STOCKHOLDERS’ EQUITY	205,617	176,376
TOTAL LIABILITIES AND EQUITY	$985,839	$958,581

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$26,730	$25,439
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	13,150	12,961
Amortization of debt issuance costs	1,332	1,401
Depreciation expense	5,049	4,657
Accretion of original issue discount	1,099	979
Non-cash compensation expense	5,045	4,196
Deferred income taxes	796	13,859
Excess tax benefits from stock-based awards	(965)	—
Changes in assets and liabilities	7,048	(15,087)
Net cash provided by operating activities	59,284	48,405
Cash flows from investing activities:
Changes in restricted cash	372	850
Capital expenditures	(8,231)	(7,257)
Net cash used in investing activities	(7,859)	(6,407)
Cash flows from financing activities:
Principal payments on term loan	(20,000)	(17,500)
Other, net	(340)	(508)
Net cash used in financing activities	(20,340)	(18,008)
Effect of exchange rate changes on cash and cash equivalents	(2,994)	5,665
Net increase in cash and cash equivalents	28,091	29,655
Cash and cash equivalents at beginning of period	160,014	120,277
Cash and cash equivalents at end of period	$188,105	$149,932

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$15,475	$18,068
Income taxes, net of refunds	$15,975	$20,026

Operating Statistics

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	% Change	2009	2010	% Change	2009
Interval
Total active members (000’s)	1,814	(3.6)%	1,881	1,814	(3.6)%	1,881
Average revenue per member	$45.51	3.5%	$43.95	$96.85	4.0%	$93.13

Aston
Available room nights (000’s)	410	3.9%	394	800	4.2%	767
RevPAR	$81.24	(3.1)%	$83.85	$91.75	(5.8)%	$97.41

Additional Data

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	% Change	2009	2010	% Change	2009
	(Dollars in thousands)			(Dollars in thousands)
Interval
Transaction revenue	$48,271	1.3%	$47,667	$107,279	0.9%	$106,312
Membership fee revenue	32,434	(2.0)%	33,100	64,909	(1.8)%	66,121
Ancillary member revenue	2,145	0.5%	2,134	4,377	1.3%	4,320
Total member revenue	82,850	(0.1)%	82,901	176,565	(0.1)%	176,753
Other revenue	4,332	8.4%	3,996	8,158	9.3%	7,466
Total revenue	$87,182	0.3%	$86,897	$184,723	0.3%	$184,219

Aston
Management fee revenue	$4,334	(10.4)%	$4,839	$10,318	(8.8)%	$11,317
Pass-through revenue	10,086	14.2%	8,833	20,399	13.6%	17,959
Total revenue	$14,420	5.5%	$13,672	$30,717	4.9%	$29,276
Aston gross margin	16.1%	(20.5)%	20.3%	19.4%	(17.7)%	23.5%
Aston gross margin without Pass-through revenue	53.7%	27.8%	42.0%	57.6%	23.6%	46.6%

Reconciliations of Non-GAAP Measures

	Six Months Ended June 30,
	2010	% Change	2009
	(Dollars in thousands)

Net cash provided by operating activities	$59,284	22.5%	$48,405
Less: Capital expenditures	(8,231)	13.4%	(7,257)
Free cash flow	$51,053	24.1%	$41,148

	Three Months Ended June 30,
	2010			2009
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)

EBITDA	$38,327	$248	$38,575	$35,636	$1,036	$36,672
Amortization expense of intangibles	5,257	1,318	6,575	5,249	1,236	6,485
Depreciation expense	2,383	218	2,601	2,293	201	2,494
Non-cash compensation expense	2,365	186	2,551	2,128	123	2,251
Operating income (loss)	$28,322	$(1,474)	26,848	$25,966	$(524)	25,442
Interest income			125			208
Interest expense			(9,170)			(9,470)
Other non-operating income (expense)			441			(2,240)
Income tax provision			(6,927)			(5,337)
Net income			11,317			8,603
Net loss attributable to noncontrolling interest			3			1
Net income attributable to common stockholders			$11,320			$8,604

	Six Months Ended June 30,
	2010			2009
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)

EBITDA	$82,841	$2,064	$84,905	$79,892	$3,333	$83,225
Amortization expense of intangibles	10,514	2,636	13,150	10,489	2,472	12,961
Depreciation expense	4,643	406	5,049	4,251	406	4,657
Non-cash compensation expense	4,666	379	5,045	3,955	241	4,196
Operating income (loss)	$63,018	$(1,357)	61,661	$61,197	$214	61,411
Interest income			203			597
Interest expense			(18,184)			(18,935)
Other non-operating expense			(293)			(830)
Income tax provision			(16,657)			(16,804)
Net income			26,730			25,439
Net loss (income) attributable to noncontrolling interest			3			(1)
Net income attributable to common stockholders			$26,733			$25,438

Glossary of Terms

Ancillary Member Revenue - Other member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of active members during the applicable period.

Constant Currency - Represents current period results of operations determined by translating our functional currency results into U.S. dollars (our reporting currency) using the actual blended rate of translation from the comparable prior period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with Aston’s management of the properties that are included in both revenue and cost of sales and that are passed on to the property owners without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

CONTACT: Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations

305-925-7302

Jennifer.Klein@iilg.com

Media Contact:

Christine Boesch, Corporate Communications

305-925-7267

Chris.Boesch@intervalintl.com